UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM	8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 20, 2026

Zoetis Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35797	46-0696167
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

10 Sylvan Way	Parsippany	New Jersey	07054
(Address of principal executive offices)			(Zip Code)

(973) 822-7000

(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ZTS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                     Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective May 20, 2026, Ms. Louise M. Parent retired from the Board of Directors of Zoetis Inc. (the “Company”), prior to the Company’s 2026 Annual Meeting of Shareholders (the “Annual Meeting”) in accordance with the Company’s director retirement policy.
Item 5.07. Submission of Matters to a Vote of Security Holders.
As discussed under Item 5.02 of this Current Report on Form 8-K, on May 20, 2026, the Company held the Annual Meeting. At the Annual Meeting, the Company’s shareholders voted on five proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 8, 2026 (the “Proxy Statement”). There were 379,034,516 shares of common stock present at the Annual Meeting in person or by proxy, which represented 90.13% of the voting power of the shares of common stock entitled to vote at the Annual Meeting, and which constituted a quorum for the transaction of business. Holders of the Company’s common stock were entitled to one vote for each share held as of the close of business on March 27, 2026 (the “Record Date”).

The shareholders of the Company voted on the following proposals at the Annual Meeting:

1. To elect twelve directors, each to serve for a one-year term until the 2027 Annual Meeting of Shareholders or until each director’s successor has been elected and qualified, or until such director’s earlier death, resignation or removal.
2. A non-binding advisory vote on the compensation program for the Company’s named executive officers, as disclosed in the Proxy Statement.
3. A non-binding advisory vote on the frequency of future advisory votes on the compensation program for the Company’s named executive officers, as disclosed in the Proxy Statement.
4. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.
5. To approve a shareholder proposal to permit shareholder action by written consent.
The voting results for each of these proposals are detailed below.
1. Election of Directors

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Paul M. Bisaro	344,648,102	13,423,613	498,498	20,464,303
Vanessa Broadhurst	347,969,047	9,893,259	707,907	20,464,303
Frank A. D'Amelio	334,228,663	23,843,344	498,206	20,464,303
Gavin D.K. Hattersley	340,392,396	17,679,615	498,202	20,464,303
Sanjay Khosla	341,507,953	16,564,532	497,728	20,464,303
Antoinette R. Leatherberry	354,536,226	3,535,040	498,947	20,464,303
Michael B. McCallister	339,555,621	18,514,932	499,660	20,464,303
Gregory Norden	330,178,693	27,889,986	501,534	20,464,303
Kristin C. Peck	353,091,387	4,991,721	487,105	20,464,303
Willie M. Reed	344,480,091	13,582,521	507,601	20,464,303
Mark Stetter	354,854,878	3,221,395	493,940	20,464,303
Stephanie Tilenius	355,556,444	2,521,991	491,778	20,464,303
Each of the twelve nominees for director was elected to serve for a one-year term until the 2027 Annual Meeting of Shareholders or until each director’s successor has been elected and qualified, or until such director’s earlier death, resignation or removal.
2. Advisory Vote on Executive Compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
306,328,992	51,638,692	602,529	20,464,303
The shareholders approved, on a non-binding advisory basis, the compensation program for the Company’s named executive officers, as disclosed in the Proxy Statement.

3. Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
353,402,319	427,780	4,211,897	528,217	20,464,303
The shareholders approved, on a non-binding advisory basis, to hold a non-binding advisory vote on the compensation program for the Company’s named executive officers every year.
Consistent with the preferences expressed by the Company’s shareholders at the Annual Meeting and the recommendation of the Company’s Board of Directors, the Company will continue to hold a non-binding advisory vote on the compensation program for the Company’s named executive officers every year.
4. Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
367,031,759	11,450,123	552,634	0
The shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.
5. Shareholder Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
167,308,882	190,220,865	1,040,466	20,464,303
The shareholders did not approve the shareholder proposal to permit shareholder action by written consent.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOETIS INC.

Dated: May 21, 2026	By:	/s/ Roxanne Lagano
Roxanne Lagano
Executive Vice President,
General Counsel and Corporate Secretary